Exhibit 23.3

MOBILE HEALTH NETWORK SOLUTIONS
2 Venture Drive
#07-06 Vision Exchange
Singapore 608526

Attention: The Directors

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE
HCH/JYI/354441/5	-	21 March 2025	1/1

Dear Sirs,

LETTER OF CONSENT

1.	INTRODUCTION

We are engaged as Singapore legal counsel to Mobile Health Network Solutions (the “Company“), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “SEC”), including all amendments or supplements thereto (the “Registration Statement“), under the U.S. Securities Act of 1933, as amended from time to time (the “Securities Act”), relating to the resale from time to time of up to 3,344,481 Class A ordinary shares, par value $0.000032 per share, of the Company, by YA II PN, Ltd..

2.	CONSENT

We hereby consent to the references to our name in the Registration Statement. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully,

Rajah & Tann Singapore LLP

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